UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 7, 2009

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Chenming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

+86 (536) 567-0008
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2009, Gulf Resources, Inc. (the “Registrant”) and Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Registrant ("SCHC"), entered into an Asset Purchase Agreement with Fengxia Yuan, Han Wang and Qing Yang, residents of the People’s Republic of China (the “Sellers”), pursuant to which SCHC shall, upon closing, acquire all right, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Yingli Township Beishan Village including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets).

In consideration for the Purchased Assets and for the value of the rights to the leased property located at Shouguang City Yingli Township Beishan Village, SCHC shall pay to the Sellers a total purchase price of RMB112,000,000 (the “Purchase Price”), of which RMB78,400,000 shall be paid in cash and RMB33,600,000 shall be paid by the issuance of 4,229,366 shares of common stock of the Registrant (the “Shares”).  An amount equal to RMB15,680,000 of the cash portion of the Purchase Price shall be delivered to the Sellers upon the execution of the Agreement as a security deposit (the “Security Deposit”) pending the final assessment of the condition of the Purchased Assets and the Leased Property, which is to be completed no later than September 30, 2009. If the assessment is not acceptable to SCHC, the parties shall negotiate a reduction in the Purchase Price.  If a mutually acceptable amount is not agreed, SCHC shall have the right to terminate the Agreement and have the Security Deposit returned.  If the assessment is acceptable to SCHC, the remainder of the cash portion of the Purchase Price shall be delivered to the Sellers before September 30, 2009.  Further, if SCHC is unable to deliver the remainder of the Purchase Price in the time frame prescribed, the Sellers have the right to terminate the Agreement and retain the Security Deposit.

As a result of this Agreement, the Purchased Assets including, without limitation, any and all bromine and crude salt that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits would be acquired by SCHC; provided, however, that SCHC shall not be liable for any debts, obligations and/or liabilities of the Sellers relating to the Purchased Assets and the Leased Property.

The closing of the transactions contemplated by this Asset Purchase Agreement shall take place on or before September 30, 2009.

Item 8.01  Other Events.

On September 9, 2009, the Registrant issued a press release announcing it had signed the aforesaid Asset Purchase Agreement with the Sellers. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: September 10, 2009

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement
99.1	Press Release